Exhibit 99.1

Contact:
John DePodesta
Executive Vice President
PRIMUS Telecommunications Group, Incorporated
(703) 902-2800
jdepodesta@primustel.com

PRIMUS TELECOMMUNICATIONS FILES RESALE REGISTRATION STATEMENT
FOR 3.75% CONVERTIBLE SENIOR NOTES ISSUED IN SEPTEMBER 2003

McLean, VA.—October 22, 2003—PRIMUS Telecommunications Group, Incorporated (Nasdaq:PRTL), a global telecommunications services provider offering an integrated portfolio of voice, Internet, data and hosting services, announced today that it has filed a Form S-3 resale registration statement to satisfy certain of its obligations under a registration rights agreement that PRIMUS entered into in connection with its recent private placement of $132 million in aggregate principal amount of 3.75% convertible senior notes due September 15, 2010. Upon being declared effective by the Securities and Exchange Commission, the resale registration statement will allow selling security holders to resell publicly the convertible senior notes and the common stock issuable upon their conversion, subject to the satisfaction by selling security holders of the prospectus delivery requirements of the Securities Act of 1933, as amended, in connection with any such resales.

A written prospectus, when available, meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained from PRIMUS at 1700 Old Meadow Road, Suite 300, McLean, Virginia 22102, Attention: Senior Vice President—Corporate Finance.

The resale registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the resale registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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PRIMUS Telecommunications Group, Incorporated (NASDAQ: PRTL) is a global facilities-based telecommunications services provider offering international and domestic voice, Internet, data and hosting services to business and residential retail customers and other carriers located primarily in the United States, Canada, Australia, the United Kingdom and western Europe. PRIMUS provides services over its global network of owned and leased transmission facilities, including approximately 250 points-of-presence (POPs) throughout the world, ownership interests in over 23 undersea fiber optic cable systems, 19 carrier-grade international gateway and domestic switches, and a variety of operating relationships that allow it to deliver traffic worldwide. PRIMUS also has deployed a global state-of-the-art broadband fiber optic ATM+IP network and data centers to offer customers Internet, data, hosting and e-commerce services. Founded in 1994, Primus is based in McLean, VA.

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Statements in this press release concerning the resale registration statement regarding the 3.75% convertible senior notes constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. Factors and risks that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward-looking statements include, without limitation: changes in business conditions; fluctuations in the exchange rates of currencies, particularly any strengthening of the United States dollar relative to foreign currencies of the countries where we conduct our foreign operations; adverse interest rate developments; fluctuations in prevailing trade credit terms or revenues due to the adverse impact of, among other things, further telecommunications carrier bankruptcies or adverse bankruptcy related developments affecting our large carrier customers; the possible inability to raise additional capital when needed, or at all; the inability to reduce, repurchase, exchange or restructure debt significantly, or in amounts sufficient to conduct regular ongoing operations; changes in the telecommunications or Internet industry; adverse tax rulings from applicable taxing authorities; digital subscriber line, Internet and telecommunications competition; changes in financial, capital market and economic conditions; changes in service offerings or business strategies; difficulty in migrating or retaining customers, including former Cable & Wireless customers associated with our recent acquisition of this customer base, or integrating other assets; difficulty in providing voice-over-Internet protocol services; changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate; restrictions on our ability to follow certain strategies or complete certain transactions as a result of our capital structure or debt covenants; risks associated with our limited DSL, Internet and Web hosting experience and expertise; entry into developing markets; the possible inability to hire and/or retain qualified sales, technical and other personnel, and to manage growth; risks associated with international operations; dependence on effective information systems; dependence on third parties to enable us to expand and manage our global network and operations; dependence on the implementation and performance of our global asynchronous transfer mode + Internet protocol communications network; adverse outcomes of outstanding litigation matters; and the outbreak or escalation of hostilities or terrorist acts and adverse geopolitical developments. As such, actual results or circumstances may vary materially from such forward-looking statements or expectations. Readers are also cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. We are not necessarily obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult the discussion of risks and uncertainties under "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Short and Long-Term Liquidity Considerations and Risks"; and "—Special Note Regarding Forward-Looking Statements" contained in our quarterly report on Form 10-Q for the period ended June 30, 2003, as filed with the Securities and Exchange Commission.